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                                                                      EXHIBIT 11

                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)

- ----------------------------------------------------------------------------------------------------------
                                                                               For the three months ended
                                                                                        June 30,
                                                                            ------------------------------
                                                                                1996                1995
- ----------------------------------------------------------------------------------------------------------
PRIMARY
Income (loss) from continuing operations
  Income (loss) from continuing operations                                  $  (32,203)         $    6,339
  Deduct dividends on preferred shares                                           4,080               5,223
                                                                            ----------          ----------
Income (loss) from continuing operations applicable to common stockholders  $  (36,283)         $    1,116
                                                                            ==========          ==========
Loss from discontinued operations                                           $ (256,149)         $     (138)
                                                                            ==========          ==========
Shares
  Weighted average number of common shares outstanding                          16,929              16,716
                                                                            ==========          ==========
Income (loss) from continuing operations                                    $    (2.14)         $     0.07
Loss from discontinued operations                                               (15.13)              (0.01)
                                                                            ----------          ----------
  Net income (loss)                                                         $   (17.27)         $     0.06
                                                                            ==========          ==========
ASSUMING FULL DILUTION
Income (loss) from continuing operations
  Income (loss) from continuing operations                                  $  (32,203)         $    6,339
  Dividends on non-convertible preferred shares                                  3,154               4,178
  Dividends on convertible preferred shares (conversion of preferred
    shares would be anti-dilutive)                                                 926               1,045
                                                                            ----------          ----------
Income (loss) from continuing operations applicable to common stockholders  $  (36,283)         $    1,116
                                                                            ==========          ==========
Loss from discontinued operations                                           $ (256,149)         $     (138)
                                                                            ==========          ==========
Shares
  Weighted average number of common shares outstanding                          16,929              16,716
  Conversion of preferred stock (anti-dilutive)                                      -                  -
  Additional dilutive effect of outstanding options (as determined
    by the treasury stock method)                                                    -                  -
                                                                            ----------          ----------
Weighted average number of common shares outstanding as adjusted                16,929              16,716
                                                                            ==========          ==========
  Income (loss) from continuing operations                                  $    (2.14)         $     0.07
  Loss from discontinued operations                                             (15.13)              (0.01)
                                                                            ----------          ----------
Net income (loss)**                                                         $   (17.27)         $     0.06
                                                                            ==========          ==========
- ----------------------------------------------------------------------------------------------------------


** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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